EXHIBIT 99.4


                             SUBSCRIPTION AGREEMENT

                         Catheter Technology Group, Inc.
                              3 Commerce Boulevard
                            Palm Coast, Florida 32164

         The undersigned ("Subscriber") hereby subscribes and agrees to purchase the number of shares of common stock, $.10 par value (the "Common Stock"), of Catheter Technology Group, Inc., a Delaware corporation (the "Company"), shown beside Subscriber's name on the signature page hereof. The undersigned shall pay the purchase price by check or money order payable to "American Stock Transfer & Trust, as Escrow Agent for Catheter Technology Group, Inc." or by debit to a brokerage account with the broker-dealer that solicited the Subscriber's purchase (or in the normal and customary manner prescribed by that broker-dealer) in an amount equal to the product of the number of shares set forth on the signature page hereof multiplied by the $____ per share purchase price.

         Subscriber hereby agrees, represents and warrants as follows with the intent that the same may be relied upon by the Company:

         (1) Subscriber has received the Company's Prospectus dated November __, 1998 (including any amendments or supplements thereto, the "Prospectus") relating to the offering by the Company of up to 650,000 shares of Common Stock (the "Offering").

         (2) Subscriber understands that no federal or state agency has made any finding or determination regarding the fairness of the Offering, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement concerning any investment in the Common Stock.

         (3) If Subscriber is an individual, Subscriber is a bona fide resident of the state set forth in the Subscriber's address on the signature page hereof. If Subscriber is an entity, Subscriber's state of organization is the state set forth in the Subscriber's address on the signature page hereof and Subscriber's principal office is located in such state. The information regarding Subscriber set forth on the signature page hereof is correct and complete in all respects.

         (4) Subscriber acknowledges and agrees that this Subscription Agreement merely constitutes an offer to purchase Common Stock, and that the Common Stock will not be issued by the Company, and Subscriber shall have no rights as a shareholder in the Company, until this Subscription Agreement is accepted by the Company.

         (5) Subscriber understands and agrees that, as described in the Prospectus, if fewer than all shares subscribed for by the undersigned are accepted by the Company, the excess subscription funds will be returned to the undersigned without interest. The Subscriber understands and agrees that the Company has, in its sole discretion, the right to allocate shares among Subscribers, and to accept or reject any subscription in whole or in part.

         (6) The certificate to be issued on behalf of the Subscriber will be registered as indicated below.

         (7) Subscription funds will be placed in a non-interest bearing escrow account by American Stock Transfer & Trust Company, as escrow agent, and, accordingly, will be not available for immediate use by the Company.

         (8) Subscriber acknowledges and agrees that this Subscription Agreement is irrevocable, binding and legally enforceable until the date of termination of the Offering as set forth in the Prospectus, and Subscriber shall not be entitled to cancel, terminate or revoke this Subscription Agreement prior to such date. Subscriber understands that the Company reserves the right at any time to terminate the Offering by rejecting or canceling all Subscription Agreements and returning all subscription funds, without interest or deduction, to subscribers.

         (9) Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber's interest herein. This Subscription Agreement shall be binding upon Subscriber and Subscriber's heirs, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

         (10) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of laws principals, and Subscriber hereby consents to the jurisdiction of the courts of the State of Florida and /or the U.S. District Court for the Middle District of Florida.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ________day of __________, 1998.

         ___________ (Number of shares of Common Stock subscribed) x $_________ per share = $____________Total subscription price.

         Indicated below is the form of ownership the undersigned desires for the shares subscribed.

          1.   [  ]     Individual
          2.   [  ]     Joint Tenants with Right of Survivorship
          3.   [  ]     Community Property
          4.   [  ]     Tenants in Common
          5.   [  ]     Corporation/Partnership
          6.   [  ]     IRA of _________________________even up with
          7.   [  ]     Trust         Date Opened ______________________________
          8    [  ]     As a Custodian For    __________________________________
                                              Under the Uniform Gift to
                                              Minors Act of the State of _______
          9.   [  ]     Married with Separate Property
         10.   [  ]     Keogh of ____________________________


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


         The undersigned wishes to pay for the Common Stock as follows:

(  )     Enclosed is a check made payable to "American Stock Transfer & Trust
         Company, as Escrow Agent for Catheter Technology Group, Inc."

(  )     Debit to brokerage account. If this option is selected, provide the following information:

Broker Name:___________________       Street Address  __________________________

Brokerage Firm: _______________       City/State/Zip Code: _____________________

Account No.: __________________       (   ) Certificate to be issued ___________

                 EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON


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                     Exact Name in Which Title is to be Held


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                                  * (Signature)


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                                  * (Signature)


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                               Name (Please Print)


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                          Residence: Number and Street

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City                                  State                            Zip Code


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                             Social Security Number

* IN CASE OF JOINT OWNERSHIP, EACH JOINT OWNER MUST SIGN.

 Accepted as of the ________day of _______, 1998.


                                        Catheter Technology Group, Inc.

                                        By:
                                           -----------------------------------
                                           Alan J. Rabin
                                           President and Chief Executive Officer


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


     EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION, PARTNERSHP, TRUST, ETC.


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                     Exact Name in Which Title is to be Held


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                                  * (Signature)


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                               Name (Please Print)


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                       Title of Person Executing Agreement


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                          Address:    Number and Street


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City                                   State                            Zip Code


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                            Tax Identification Number


* IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. WHEN SIGNING AS AUTHORIZED OFFICER, ATTORNEY, TRUSTEE, ADMINISTRATOR OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

Accepted as of the ______day of _______, 1998.


                                        Catheter Technology Group, Inc.

                                        By:
                                           -----------------------------------
                                           Alan J. Rabin
                                           President and Chief Executive Officer


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


                                 SUBSTITUTE W-9

Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given above is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS.

Date:  _________________, 1998               Signature:  _______________________

                                             Print Name: ______________________

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